SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2004

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-785 (Commission File Number)	41-0431960 (I.R.S. Employer Identification No.)

7600 France Avenue South, Edina, Minnesota (Address of principal executive offices)	55435 (Zip Code)

Registrant’s telephone number, including area code: (952)832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On November 8, 2004, Nash Finch Company (“Nash Finch”) issued a press release announcing that it was clarifying the earnings outlook for fiscal 2004 provided in its quarterly earnings release issued on November 4, 2004 (the “November 4 Release”). In the November 4 release, the Company estimated its diluted earnings per share, excluding certain items listed in the release, would range between $2.94 and $3.00 per share. The Company continues to be comfortable with this estimate, but wishes to clarify its derivation. The press release containing the clarification is filed with this report as Exhibit 99.1 (the “November 8 Release”).

     The November 8 Release contains the Company’s estimated diluted earnings per share for fiscal 2004 calculated after excluding the impact of certain events described in the release, and this adjusted earnings estimate is considered a “non-GAAP” financial measure for purposes of the SEC’s Regulation G. As required by Regulation G, Nash Finch has disclosed in the November 8 Release information regarding the GAAP financial measure which is most directly comparable to this non-GAAP adjusted earnings estimate, as well as reconciling information between the GAAP and non-GAAP financial measures. This adjusted earnings estimate was originally presented in the November 4 Release and clarified in the November 8 Release in order to enhance the comparison of the Company’s underlying profitability between fiscal 2004 and fiscal 2003 by eliminating the financial impact of events that do not affect both periods.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is furnished as part of the Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the registrant, dated November 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH FINCH COMPANY
Date: November 8, 2004	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Senior Vice President and Chief Financial Officer

NASH FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED NOVEMBER 8, 2004

Exhibit No.	Description	Method of Filing
99.1	Press Release, issued by the registrant, dated November 8, 2004.	Furnished herewith